UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 25, 2005

BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way
Fort Smith, Arkansas	72919

(Address of Principal Executive Offices)	(Zip Code)

     Registrant’s telephone number including area code            (479) 201-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The information set forth under “Item 3.03 Material Modification to Rights of Securities Holders” is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Securities Holders

     On January 25, 2005 the Board of Directors of Beverly Enterprises, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock, $.10 par value (the “Common Shares”), of the Company outstanding at the close of business on February 7, 2005 (the “Record Date”). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Shares”) at a price of $50.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 26, 2005, as the same may be amended from time to time (the “Agreement”), between the Company and The Bank of New York, as Rights Agent (the “Rights Agent”).

     Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Shares (an “Acquiring Person”) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Shares (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of a summary of the Rights. In the event that the Company’s outstanding 2.75% Convertible Subordinated Notes due 2033 become convertible into Common Shares, the Common Shares underlying any Convertible Subordinated Notes beneficially owned by any person or group of affiliated or associated persons will be taken into account for purposes of determining whether that person or group of affiliated or associated persons has become an Acquiring Person.

     The Agreement provides that until the Distribution Date (or earlier redemption exchange, termination, or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without such notation or a copy of a summary of rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on January 26, 2015, subject to the Company’s right to extend such date (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company or terminated.

     Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. Preferred Shares will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

     In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of the Right. In the event that, after a person has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or more than 50% of its assets or earning power are sold, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

     At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for that number of Common Shares having an aggregate value equal to the excess of the value of the Common Shares issuable upon the exercise of a Right and the then current Purchase Price.

     No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares or Common Shares on the last trading date prior to the date of exercise.

     The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

     Any of the provisions of the Agreement may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person). The Company may at any time prior to such time as any person becomes an Acquiring Person amend the Agreement to lower the thresholds described above to no less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an Exempt Person) and (ii) 10%.

     As of January 26, 2005, there were 116,667,582 shares of Common Stock issued and outstanding, of which 8,283,316 were reserved as treasury stock and 2,508,940 were restricted shares, and 11,687,889 shares of Common Stock reserved for issuance under the Company’s stock option and incentive plans. The Company has reserved 300,000 Preferred Shares initially for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be amended, redeemed or exchanged as described above.

     While the dividend of the Rights will not be taxable to shareholders or to the Company, shareholders of the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

     The Agreement specifying the terms of the Rights is incorporated herein by reference as Exhibit 4.1 to this Form 8-K Current Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

     On January 26, 2005, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. Pursuant thereto, the Company authorized 300,000 shares of its preferred stock to be designated Series A Junior Participating Preferred Stock, as further described under “Item 3.03 Material Modification to Rights of Securities Holders.” As of the date of this Form 8-K Current Report, none of the shares of Series A Junior Participating Preferred Stock have been issued.

Item 9.01 Financial Statements and Exhibits.

     (a)   Exhibits

Exhibit No.	Exhibit

4.1	Rights Agreement, dated as of January 26, 2005, between Beverly Enterprises, Inc. and The Bank of New York, as Rights Agent, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Beverly Enterprises, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2005	BEVERLY ENTERPRISES, INC.
	By:	/s/ Pamela H. Daniels
		Name:	Pamela H. Daniels
		Title:	Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Rights Agreement, dated as of January 26, 2005, between Beverly Enterprises, Inc. and The Bank of New York, as Rights Agent, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Beverly Enterprises, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.